Exhibit 10.13

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (this “Agreement”) is entered as of this 1st day of January, 2005 (the “Effective Date”), by and between Copano/Operations, Inc., a Texas corporation (“Assignor”), and CPNO Services, L.P., a Delaware limited partnership (“Assignee”).  Assignor and Assignee are sometimes individually referred to herein as a “Party” or collectively as the “Parties”.

Assignor is a party to that certain Employment Agreement effective October 1, 2004, between Assignor and James J. Gibson, III (the “Employment Agreement”);

Pursuant to Section 10.5 of the Employment Agreement, Assignor desires to assign to Assignee Assignor’s rights (the “Assigned Rights”) and obligations (the “Assigned Obligations”) under the Employment Agreement relating to periods on and after the Effective Date as set forth below; and

Assignee desires to assume the Assigned Rights and Assigned Obligations, on and after the Effective Date;

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements set forth below, the Parties covenant and agree as follows:

1.                                       Assignment.  Assignor hereby sells, conveys, transfers, delivers and assigns to Assignee, and Assignee hereby accepts, all of Assignor’s right, title and interest in and to the Employment Agreement, whether accrued, absolute or contingent, from and after the Effective Date, together with the Assigned Rights and the Assigned Obligations related thereto.

2.                                       Assumption.  Assignee hereby assumes and agrees to pay, perform and discharge the Assigned Obligations when due.

3.             Miscellaneous.

(a)                                  Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns.

(b)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

(c)                                  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

“ASSIGNOR”

COPANO/OPERATIONS, INC.

By:	/s/ John R. Eckel, Jr.
John R. Eckel, Jr., Chairman and Chief
Executive Officer

“ASSIGNEE”

CPNO SERVICES, L.P.,
By:	CPNO Services GP, L.L.C., its General Partner

By:	/s/ John R. Eckel, Jr.
John R. Eckel, Jr., Chairman and Chief Executive
Officer

Acknowledged by:

/s/ James J.Gibson, III
James J. Gibson, III